As filed with the Securities and Exchange Commission on March 22, 2013

Registration No. 333-182930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT (File No. 333-182930)

UNDER THE SECURITIES ACT OF 1933

____________________________

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1072256

(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

3950 South Country Club Road, Suite 470
Tucson, Arizona	85714

(Address of principal executive offices)	(Zip Code)

Accelr8 Technology Corporation 2004 Omnibus Stock Option Plan

(Full title of the plan)

Steve Reichling

Chief Financial Officer

Accelerate Diagnostics, Inc.

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(505) 365-3100

(Name, address and telephone number, including area code, of agent for service)

Copies to: Daniel M. Mahoney Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

Accelerate Diagnostics, Inc., a Delaware corporation formerly known as Accelr8 Technology Corporation (the “Company”), is filing this Post-Effective Amendment to deregister 1,677,500 shares of the Company’s common stock, par value $0.001 per share, that were previously registered on the Form S-8 Registration Statement (No. 333-182930) filed by the Company on July 30, 2012. Concurrently with the filing of this Post-Effective Amendment, the Company is filing a new Form S-8 Registration Statement to register such shares for future issuance pursuant to the Company’s 2012 Omnibus Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on March 22, 2013.

ACCELERATE DIAGNOSTICS, INC.

By: /s/ Steve Reichling

Name: Steve Reichling

Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lawrence Mehren Lawrence Mehren	President, Chief Executive Officer and Director (Principal Executive Officer, )	March 22, 2013
/s/ Steve Reichling Steve Reichling	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 22, 2013
/s/ John Patience* John Patience	Chairman of the Board	March 22, 2013
/s/ Jack Schuler* Jack Schuler	Director	March 22, 2013
/s/ Matthew W. Strobeck, Ph.D.* Matthew W. Strobeck, Ph.D.	Director	March 22, 2013
/s/ Frank J.M. ten Brink* Frank J.M. ten Brink	Director	March 22, 2013

*By: /s/ Lawrence Mehren

Lawrence Mehren

Attorney-in-fact